                                                                   EXHIBIT 10.19

                                 PROMISSORY NOTE


$1,500,000.00                                                Irvine, California
                                                                   July 8, 1995

         FOR VALUE RECEIVED, the undersigned, Meade Instruments Corp., a California corporation (the "Company"), together with any successor to the Company (collectively called the "Borrower"), promises to pay to the order of John C. Diebel (the "Lender"), or his nominee, in lawful money of the United States, on July 8, 1996, at 9 Lochmoor Lane, Newport Beach, California 92660, or at such other address as the holder of this Note may specify in writing to the Company at the address specified below, the principal sum of One million, five hundred thousand Dollars ($1,500,000.00) (the "Obligated Amount"), plus all accrued interest on the Obligated Amount.

         The Obligated Amount shall accrue interest until repaid at the rate of ten per cent (10%) per annum commencing upon the date of this Note. Interest shall accrue on the basis of a 360-day year and a 30-day month, payable monthly.

         Acceptance by the holder hereof of any partial payment shall not be deemed to constitute a waiver by such holder to require prompt payment of all sums due hereunder. Any demand made by the holder to the Borrower shall be sent to the Company at 16542 Millikan Avenue, Irvine, California 92714.

         Borrower and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of any kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         The Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees, incurred in connection with the collection of all or any part of this Note.

         This Note is made and delivered in California and shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         Executed this 8th day of July, 1995.


                                               MEADE INSTRUMENTS CORP.
                                               a California corporation

                                               By: /s/ STEVE MURDOCK
                                                  ------------------------------

                                               Name: STEVE MURDOCK
                                                    ----------------------------

                                               Title: President
                                                     ---------------------------